Exhibit 10.1

EXECUTION COPY

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is entered into October 22, 2018, by and among One Horizon Group, Inc., a Delaware corporation (“OHGI”), Browning Productions & Entertainment, Inc., a Florida corporation (the “Company”), and William J. Browning (“WJB”), the owner of all of the outstanding shares of the Company (“Shareholder”), upon the following premises:

Preliminary Statement

OHGI is a publicly traded corporation whose shares of common stock, par value $0.0001 per share (“OHGI Common Stock”), are listed on the NASDAQ Capital Market (“NASDAQ”) and registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Shareholder owns 100% of the shares of the common stock of the Company (the “Company Shares”), representing all of the outstanding shares of capital stock of the Company.

OHGI desires to acquire 51% of the Company Shares (the “Control Shares”) from the Shareholder in exchange for (i) shares of OHGI Common Stock computed and delivered in accordance with the provisions of Section 5.02 of this Agreement (“Exchange Shares”), (ii) $10,000 in cash (the “Cash Compensation”) and (iii) 300,000 shares of OHGI Common Stock (the “Additional Compensation Shares,” collectively, the “OHGI Consideration”). The Shareholder is willing to exchange his Control Shares for the OHGI Consideration, on the terms and subject to the conditions set forth herein (“Exchange”).

OHGI and the Shareholder entered into a non-binding term sheet on May 10, 2018 with respect to the proposed Exchange pursuant to and upon the execution of which OHGI issued to the Shareholder 35,000 shares of OHGI Common Stock and paid to the Shareholder $10,000 in cash.

The board of directors of OHGI (the “OHGI Board”) and the Company (the “Company Board”) have determined that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed Exchange.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

As an inducement to the consummation of the Exchange, the Company and Shareholder (collectively, the “Company Parties”), jointly and severally, represent and warrant that, except as set forth in the schedules of exceptions to the representations of the Company Parties annexed hereto (“Company Disclosure Schedules”), as of the date hereof and the Closing Date (as defined in Section 4.02 hereof):

1.01 Organization and Qualification.

(a) The Company is duly incorporated, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. The Company is not qualified to do business in any jurisdiction other than Florida. To the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of the Company within such jurisdiction.

(b) The Company has delivered to OHGI complete and correct copies of the Articles of Incorporation and by-laws of the Company, each as amended as of the date hereof (collectively, the “Company Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company Charter Documents.  The Company has taken all actions required by law, the Company Charter Documents, or otherwise to authorize the execution and delivery of this Agreement.

1.02 Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

1.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company Board and no further corporate action is required, and the Company Board has recommended that the Shareholder accept the Exchange. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company and the Shareholder, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

1.04 No Conflict.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not violate any provision of the Company Charter Documents; (ii) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

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1.05 Company Capital Stock. As of the date hereof all of the outstanding capital stock of the Company is owned by the Shareholder. The only shares of capital stock of the Company that are outstanding are common shares. All of the Company Shares have been duly authorized, validly issued and are fully paid and non-assessable. None of the Company Shares were issued in violation of the preemptive or other rights of the Shareholder or other person or entity.

1.06 Derivative Securities.  There are no existing options, warrants, calls, or commitments of any character giving any person or entity the right to acquire shares of the Company’s capital stock.

1.07 Financial Statements.

(a) The Company has made available to OHGI such financial statements and related information as OHGI has requested, including, without limitation, correct and complete copies of (i) an audited balance sheet of the Company as of December 31, 2017 (the “Year End Balance Sheet”), and the related audited statements of operations, shareholder’ equity and cash flows for the fiscal year ended December 31, 2017 (collectively with the Year End Balance Sheet, the “Annual Financial Statements”), together with the notes to such statements, and the unaudited consolidated balance sheets of the Company as of June 30, 2018 (the “Interim Balance Sheet”), and the related unaudited consolidated statements of operations and cash flows for the six (6) months ended June 30, 2018 and 2017, together with the notes to such statements (collectively with the Interim Balance Sheet, the “Interim Financial Statements,” and together with the Annual Financial Statements, the “Financial Statements”).

(b) The Financial Statements (including any related notes thereto) were derived from the books and records of the Company and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the periods indicated. As of the date of the Interim Balance Sheet, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets of the Company or the notes thereto prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with GAAP. All of the Company’s assets and all transactions consummated by the Company are recorded in the books and records of the Company and reflected in the Financial Statements, and, except as set forth in the Company Disclosure Schedules or the Financial Statements or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise other than as incurred in the ordinary course of business after June30, 2018.

(c) The Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

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(d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 1.08 Absence of Certain Changes or Events. Since June 30, 2018 (the “Cut-Off Date”):

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company, or (ii) any damage, destruction or loss suffered by the Company (whether or not covered by insurance), materially and adversely affecting the business, operations, properties, assets or condition of the Company.

(b) The Company has not (i) amended the Company Charter Documents; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of its business or material considering its business; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees.

(c) The Company has not (i) granted any options, warrants or rights to purchase, or issued any of its securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the Company Balance Sheets and current liabilities incurred since the Cut-Off Date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

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(d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, its business, operations, properties, assets or condition.

1.09 Liabilities. Schedule 1.09 of the Company Disclosure Schedules sets forth, separately, (i) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any repayment obligations which are secured by any of the Company’s assets; and (ii) with respect to each loan described in the foregoing clause, the remaining amounts due thereunder as of the date hereof.

1.10 Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.11 Compliance. The Company to its knowledge is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) or has not been, in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a material adverse effect: (A) on the legality, validity or enforceability of this Agreement; (B) on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (C) on the ability of the Company or the Shareholder to perform, in any material respect on a timely basis, his or its obligations under this Agreement.

1.12 Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

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1.13 Contracts.

(a)  Schedule 1.13(a) of the Company Disclosure Schedules contains a list of all contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound which, in each case, cannot be terminated by the Company on notice of no more than thirty (30) days at a cost of no more than $25,000 (collectively, “Material Contracts”). In the case of oral agreements which are Material Contracts, Schedule 1.13(a) contains a description thereof.

(b)  All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) The Company owns, licenses or has rights to use any and all intellectual property and technology used in the Company’s business, and to its knowledge the Company’s use of such intellectual property or technology does not infringe upon the intellectual property rights of any third party; and

(d)  Except as included or described in Schedule 1.13(a) of the Company Disclosure Schedules, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or manager of the Company, which, in each case cannot be terminated by the Company on notice of no more than thirty (30) days at a cost of no more than $25,000.

1.14 Bank Accounts; Power of Attorney.   Schedule 1.14 of the Company Disclosure Schedules sets forth a true and complete list of (i) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company; (ii) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months; (iii) the check ledger for the last twelve (12) months, and (iv) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and managers, and a summary of the terms of such powers or authorizations.

1.15 No Brokers. Except as set forth in Schedule 1.15 of the Company Disclosure Schedules, neither the Company nor the Shareholder has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

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1.16 Disclosure.  All disclosure provided to OHGI regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered prior to the Closing Date.

The Company Parties have not made, nor are the Company Parties making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article I and Article II of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to OHGI, except as set forth in the schedules of exceptions to the representations of the Company Parties annexed hereto (“Company Disclosure Schedules”), as of the date hereof and the Closing Date (as defined in Section 4.02 hereof) as follows:

2.01 Good Title.  The Shareholder is the record and beneficial owner, and has good title to, the Company Shares, with the right and authority to sell and deliver Control Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering OHGI or its designee as the new owner of the Control Shares in the records maintained by the Company, OHGI or its designee will receive good title to the Control Shares, free and clear of all liens.

2.02 Power and Authority; Due Execution. The Shareholder has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Shareholder.

2.03 No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any applicable laws; (ii) will not violate any laws applicable to the Shareholder and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party.

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2.04 Shareholder is Acquiring Exchange Shares for Investment and is an Accredited Investor.

(a) The Shareholder is acquiring the Exchange Shares for investment for the Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b) The Shareholder represents and warrants that Shareholder (i) can bear the economic risk of the Shareholder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of the investment in OHGI and OHGI Common Stock.

(c) The Shareholder represents that he is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (“SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and that the Shareholder understands and acknowledges that OHGI is relying upon such representation to qualify for the exemption from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D, and that each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(d) The Shareholder acknowledges that neither the SEC nor the securities regulatory body of any other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

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(e) The Shareholder acknowledges that he has carefully reviewed such information as such Shareholder has deemed necessary to evaluate an investment in OHGI and the OHGI Common Stock. The Shareholder acknowledges that the Shareholder has been furnished all materials that he has requested relating to OHGI and the issuance of the Exchange Shares hereunder, and that he has been afforded the opportunity to ask questions of OHGI’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of OHGI set forth in this Agreement, on which the Shareholder has relied in making an exchange of his Company Shares for the Exchange Shares.

(f) Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, OHGI’s compliance with the reporting requirements under the Exchange Act).

(g) Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of Shareholder under this Section 3.04 shall survive the Closing for the period set forth in Section 10.01 hereof.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OHGI

As an inducement to, and to obtain the reliance of the Company and the Shareholder, except as set forth in the schedules of exceptions to the representations of OHGI annexed hereto (“OHGI Disclosure Schedules”), OHGI represents and warrants, as of the date hereof and as of the Closing Date, as follows:

3.01 Organization. OHGI is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  OHGI has made available to the Company or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of OHGI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of OHGI’s certificate of incorporation or by-laws. OHGI has taken all action required by law, its certificate of incorporation and by-laws, or otherwise necessary to authorize the execution and delivery of this Agreement, and OHGI has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation and by-laws, or otherwise necessary to consummate the transactions herein contemplated, except that in no event shall the number of Exchange Shares exceed Nineteen and Nine-Tenths percent (19.9%) of the number of shares of OHGI Common Stock outstanding on the date of this Agreement (the “NASDAQ Limit”).

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3.02 Capitalization.

(a) OHGI’s authorized capitalization consists of 200,000,000 shares of OHGI Common Stock, of which 66,974,022 shares are issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. All outstanding shares OHGI Common Stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations.

(b) Except as contemplated by this Agreement, and as have or will be disclosed in the “SEC Reports” (as defined in Section 3.04) and except as set forth in Schedule 3.02 (c), there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which OHGI is a party or by which it is bound with respect to any equity security of any class of OHGI, and there are no agreements to which OHGI is a party, or which OHGI has knowledge of, that conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(c) Except as contemplated by this Agreement, and as have or will be disclosed in the SEC Reports and except as set forth in Schedule 3.02 (c) of the OHGI Disclosure Schedules, there are no registration rights agreements to which OHGI is a party, or which OHGI has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.03 Subsidiaries and Predecessor Corporations. Except as disclosed in the SEC Reports, OHGI does not have any predecessor corporation, no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

3.04 SEC Filings; Financial Statements.

(a) OHGI has made available to the Company and the Shareholder, or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by OHGI with the SEC since January 1, 2017 (“SEC Reports”). As of their respective dates, the SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports; and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the SEC Reports are the audited consolidated balance sheets of OHGI as of December 31, 2017, and 2016, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for December 31, 2017, and 2016, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; and the unaudited consolidated balance sheets of OHGI as of June 30, 2018, and the related unaudited consolidated statements of operations and cash flows for the six (6) months ended June 30, 2018 and 2017, together with the notes to such statements.

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(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of OHGI at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments, which were not or are not expected to have a Material Adverse Effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of OHGI, taken as a whole.

(d) The OHGI balance sheets are true and accurate and present fairly as of their respective dates the financial condition of OHGI. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, OHGI had no liabilities or obligations (absolute or contingent) that should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of OHGI, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required by GAAP to be set forth therein. All of OHGI’s assets are reflected on its financial statements, and, except as set forth in the OHGI Disclosure Schedules or the financial statements of OHGI or the notes thereto, OHGI has no material liabilities, direct or indirect, matured or un-matured, contingent or otherwise; and

(e) The books and records, financial and otherwise, of OHGI are in all material aspects complete and correct and have been maintained in accordance with GAAP, consistently applied throughout the periods involved.

3.05 Options or Warrants.  Except as has or will be disclosed in the SEC Reports, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of OHGI.

3.06 Absence of Certain Changes or Events. Since June 30, 2018 and except as disclosed in the SEC Reports or as set forth in Section 3.06 of the OHGI Disclosure Schedules hereto:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of OHGI or (ii) any damage, destruction or loss to OHGI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of OHGI;

(b) OHGI has not (i) amended its certificate of incorporation or by-laws, except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value, which in the aggregate are outside of the ordinary course of business or material considering the business of OHGI; or (iv) made any material change in its method of management, operation, or accounting;

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(c) OHGI has not except as has or will be disclosed in SEC Reports: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent OHGI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of OHGI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)  OHGI has not become subject to any law or regulation that materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of OHGI.

3.07 Litigation and Proceedings.  Other than as disclosed in public filings there are no actions, suits, proceedings or investigations pending or, to the knowledge of OHGI, threatened against OHGI, or affecting OHGI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the SEC Reports or Schedule 3.07 to the OHGI Disclosure Schedules.  OHGI is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.08 No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which OHGI is a party or to which any of their respective assets, properties or operations are subject.

3.09 Compliance with Laws and Regulations.  OHGI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.

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3.10 Approval of Agreement.  The OHGI Board and to the extent required, its shareholders have authorized the execution and delivery of this Agreement by OHGI and have approved this Agreement and the transactions contemplated hereby, except that the shareholders of OHGI have not granted such requests as might be required for the issuance of shares hereunder in excess of the NASDAQ Limit as required by NASDAQ.

3.11 Material Transactions or Affiliations.  Except as set forth in the SEC Reports, there exists no contract, agreement or arrangement between OHGI (or any predecessor) and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by OHGI to own beneficially, ten percent (10%) or more of the issued and outstanding common shares of OHGI; and, or, which is to be performed in whole or in part after the date hereof or was entered into since January 1, 2017. No officer, director, nor any ten percent (10%) Shareholder(s) of OHGI has, or has had since January 1, 2017, any known interest, direct or indirect, in any such transaction with OHGI, which was material to the business of OHGI. OHGI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

3.12 Valid Obligation.  This Agreement and all agreements and other documents executed by OHGI in connection herewith constitute the valid and binding obligation of OHGI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.13 Exchange Act Compliance.  OHGI is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on OHGI.

3.14 No Brokers.  Except for the entity or entities that has or have been identified to the Company and the Managing Members and who has or have or will be paid by OHGI, OHGI has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and OHGI has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.15 Disclosure.  All disclosure provided to the Shareholders regarding OHGI, its business and the transactions contemplated hereby, including the OHGI Disclosure Schedules to this Agreement, furnished by or on behalf of OHGI with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. In the event that the OHGI Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

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3.16 OHGI acknowledges that, following the Closing, the Shareholder may assign the Additional Compensation Shares and the Company Shares which the Shareholder retains after giving effect to the Exchange of the Control Shares for the Exchange Shares (the “Additional Company Shares”) to an entity of which he is the majority owner.

The Shareholder acknowledges and agrees that OHGI has not made, nor is it making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

ARTICLE IV

PLAN OF EXCHANGE

4.01 The Exchange; Additional Compensation. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Shareholder shall assign, transfer and deliver to OHGI, free and clear of all security interests, liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Control Shares and OHGI shall deliver to the Shareholder the Cash Compensation. OHGI shall issue and deliver to the Shareholder 150,000 of the Additional Compensation Shares at the Closing and 150,000 of the Additional Compensation Shares within ten (10) days of the completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2017 and the Exchange Shares in the amount and at the time specified in Section 5.02(b) of this Agreement.

4.02 Closing.  The “Closing” or the “Closing Date” of the transactions contemplated by this Agreement shall occur on or before October 31, 2018, or such other date as the parties shall agree. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Exchange being met.

4.03 Closing Events.  At the Closing,

(a)  OHGI, the Company and the Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, Schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

(b)  OHGI shall deliver to the Shareholder the Cash Compensation by wire transfer of immediately available funds and (ii) a stock certificate or DRS book entry receipt evidencing 150,000 of the Additional Compensation Shares.

4.04 Termination.  This Agreement may be terminated by the Company or OHGI only in the event that the Company or OHGI, as the case may be, does not meet the conditions precedent set forth in Articles VI and VII. If this Agreement is terminated pursuant to this Section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

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ARTICLE V

COVENANTS OF THE PARTIES

The parties hereby agree that:

5.01  Financial Statements.  If requested by OHGI, the Company shall cooperate in the preparation of such audited year–end and interim financial statements of the Company as OHGI may be required to file under the Rules and Regulations of the Securities Exchange Commission.

5.02 Exchange Shares.

(a) Set forth in Section 5.02 (b) is the formula for determining the number of Exchange Shares to be issued to the Shareholder in consideration for the Control Shares being acquired by OHGI.

(b) Promptly following the 12-month period ending December 31, 2019 (the ”Measurement Period”), OHGI shall deliver to the Shareholder, a number of shares of OHGI Common Stock (the “Shares”) equal to two and one-half (2-1/2) times the Company’s net after-tax earnings (“Net Profit”) during the Measurement Period, as adjusted as set forth in Subsection (iv) below, divided by the Market Value of the OHGI Common Stock, as determined below. However, if the total number of the Exchange Shares exceeds the NASDAQ Limit, OHGI shall promptly pay the Shareholder an amount in cash equal in value to the amount due that exceeds the value of the number of Exchange Shares actually delivered (based upon the Market Value, as defined below) in lieu of delivering any shares of OHGI Common Stock which exceed the NASDAQ Limit.

For purposes of the above:

(i)  the Company’s Net Profit for the Measurement Period shall be determined in accordance with GAAP. For the avoidance of doubt, Net Profit shall not include any revenues, or costs and expenses, related to OHGI or any other subsidiary or affiliate thereof other than the Company.

(ii)  the “Market Value” of the OHGI Common Stock used to determine the number of shares of OHGI Common Stock deliverable hereunder shall be the average closing price of a share of OHGI Common Stock for the ten (10) consecutive trading days (“Determination Period”) ending on the last trading day of the Measurement Period.

(iii)  the closing price of a share of OHGI Common Stock as of any date during the Determination Period shall mean (A) if the OHGI Common Stock is then listed on NASDAQ or another securities exchange (each, an “Exchange”), the closing price of the OHGI Common Stock on the Exchange on which OHGI Common Stock is then listed on such date as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City-time) to 4:02 p.m. (New York City-time); (B) if OHGI Common Stock is quoted on OTCQB, OTCQX or a similar recognized quotation service (each, a “Quotation Service”), the closing price of a share OHGI Common Stock on such date as quoted on such Quotation Service ; or (C) if the OHGI Common Stock is not then listed on an Exchange or quoted for trading on a Quotation Service and if prices for the OHGI Common Stock are then reported by OTC Pink, the price published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), as the last bid price per share of the OHGI Common Stock so reported for such date; or (D) in all other cases, the fair market value of a share of OHGI Common Stock as determined by an independent appraiser selected in good faith by the OHGI Board, the fees and expenses of which shall be paid by OHGI.

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OHGI shall cause its Transfer Agent to issue and deliver certificates evidencing the Exchange Shares to which the Shareholder is entitled, if any, registered in the name of the Shareholder or a designated majority owned affiliate of the Shareholder, to the Shareholder, within fifteen (15) days after the end of the Determination Period.

(iv)  For purposes of calculating the Company’s Net Profit, the following shall apply:

(A)  all transaction, restructuring and integration related expenses, and extraordinary losses that are charged against the income upon which Net Profit is calculated shall be excluded.

(B)  no administrative or general overhead expenses of OHGI will be allocated to the Company.

(C)  any executive compensation payable to the Shareholder shall be deducted in computing Net Profit.

(D)  intercompany transactions between the Company and OHGI or its affiliates will be adjusted to reflect the amounts that the Company would have realized or paid if dealing with an independent third party on an arm’s length basis; provided, however, that any interest on loans made by OHGI to the Company, intercompany or otherwise, shall be deducted in computing Net Profit.

5.03 Reservation of OHGI Common Stock. OHGI agrees to reserve with its Transfer Agent from time-to-time a sufficient number of shares of OHGI Common Stock for issuance to the Shareholder pursuant to Section 5.02 and Section 5.04.

5.04 Registration of the Additional Compensation Shares.

(a)  150,000 shares of the Additional Shares Compensation not delivered to the Shareholder at the Closing shall be delivered to the Shareholder within (60) days following completion of the first audit of the Company’s 2017 year-end financial statements.

OHGI hereby grants the following registration rights to the Shareholder.

(i)  Registration Statement. OHGI shall file with the SEC not later than sixty (60) days after the completion of the post-Closing audit (the “Filing Date”), a registration statement on Form S-3 (the “Registration Statement”) covering the resale of 150,000 of the 300,000 total Additional Compensation Shares and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within fifteen (15) days following the Filing Date.

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(ii)  Registration Procedures. In connection with the Registration Statement, OHGI will:

(A)  Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Shareholder until all the Additional Compensation Shares owned by such Shareholder may be resold without restriction under the Securities Act; and

(B)  Immediately notify the Shareholder when the prospectus included in the Registration Statement is required to be delivered under the Securities Act of 1933, as amended (the “Securities Act”), of the happening of any event of which OHGI has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If OHGI notifies the Shareholder to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Shareholder shall suspend use of such prospectus. In such event, OHGI will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(iii)  Provision of Documents etc. In connection with the Registration Statement, the Shareholder will furnish to OHGI in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. OHGI may require the Shareholder, upon five (5) business days’ notice, to furnish to OHGI a certified statement as to, among other things, the number of Additional Compensation Shares and the number of other shares of OHGI’s Common Stock beneficially owned by such Shareholder and the person that has voting and dispositive control over such shares. The Shareholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Additional Compensation Shares pursuant to the Registration Statement.

(iv)  Expenses. All expenses incurred by OHGI in complying with this article, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for OHGI, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Additional Compensation Shares, including any fees and disbursements of any counsel to the Shareholder, are called “Selling Expenses.” OHGI will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Shareholder.

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(v)  Indemnification and Contribution.

(A)  OHGI will, to the extent permitted by law, indemnify and hold harmless the Shareholder against any losses, claims, damages or liabilities, joint or several, to which the Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse the Shareholder for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim; provided, however, that OHGI shall not be liable to Shareholder to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Shareholder in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(B)  The Shareholder will, to the extent permitted by law, indemnify and hold harmless OHGI, and each person, if any, who controls OHGI within the meaning of the Securities Act, each underwriter, each officer of OHGI who signs the Registration Statement and each director of OHGI against all Claims to which OHGI or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse OHGI and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Shareholder will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Shareholder, as such, furnished in writing to OHGI by such Shareholder specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(C)  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

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(D)  In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Shareholder, or any controlling person of the Shareholder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Shareholder or controlling person of the Shareholder in circumstances for which indemnification is not provided under this section, then, and in each such case, OHGI and the Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(vi)  Delivery of Unlegended Shares.

(A)  Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which OHGI has received (i) a notice that the Additional Compensation Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) and (ii) in the case of sales under Rule 144, customary representation letters of the Shareholder and Shareholder’s broker regarding compliance with the requirements of Rule 144, OHGI at its expense, (A) shall deliver the Additional Compensation Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Additional Compensation Shares, if any, to the Shareholder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Shareholder.

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(B)  In lieu of delivering physical certificates representing the Unlegended Shares, if OHGI’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Shareholder, so long as the certificates therefor do not bear a legend and the Shareholder is not obligated to return such certificate for the placement of a legend thereon, OHGI shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Shareholder’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Shareholder’s broker (the so-called DTC participant).

(C)  The Shareholder agrees that the removal of the restrictive legend from certificates representing the Additional Compensation Shares as set forth in this section is predicated upon OHGI’s reliance that the Shareholder will sell any Additional Compensation Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(vii)  Rule 144. OHGI agrees that until all the Additional Compensation Shares have been sold under a Registration Statement or pursuant to Rule 144 or other available exemption from Securities Act registration requirements, it shall use its reasonable commercial efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit the Investors to sell the Additional Compensation Shares under Rule 144. OHGI shall use commercially reasonable efforts to facilitate sales of the Additional Compensation Shares under Rule 144, including the delivery of customary transfer agent instructions to OHGI’s transfer agent and causing its counsel to deliver any required opinion to OHGI’s transfer agent if resales under Rule 144 are permissible under the Securities Act.

 5.05 Public Status.  OHGI shall make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act and so that the OHGI Common Stock continues to be a publicly-traded security for a period of at least five (5) years from the Closing Date. OHGI shall exercise commercially reasonable efforts to maintain the listing of the OHGI Common Stock on NASDAQ during the five (5) years following the Closing Date.

5.06 Public Announcements.  Except as required by applicable law, OHGI and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. Each Stockholder shall be afforded the opportunity for meaningful consultation prior to OHGI issuing any press release or making any public statement should the contemplated press release or public statement be in reference to such Shareholder in any way.

5.07 Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

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(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the transactions contemplated by this Agreement.

5.08 Access to Information.  Following the date hereof, until consummation of all transactions contemplated hereby:

(a) The Company shall give to OHGI and its authorized representatives full and complete access to its books and records, contracts, facilities and personnel as OHGI and its authorized representatives may request so that OHGI may complete its due diligence investigation of the Company. The officers of the Company agree to provide OHGI and its authorized representatives with access to any information in his or her or the Company’s possession or within his or her or the Company’s control that contains information generated by him or her or the Company regarding the Company relative to its financial, operational, and/or regulatory condition (present, past, or prospective).

(b) OHGI shall give to the officers and the authorized representatives of the Company full and complete access to the books and records, contracts, facilities and personnel of OHGI as the officers and the authorized representatives of the Company may request so that the Company may complete its due diligence investigation of OHGI. OHGI agrees to provide the officers and authorized representatives of the Company with access to any information in its possession or within its control which contains information generated by it or on its behalf relative to the financial, operational, and/or regulatory condition (present, past, or prospective) of OHGI.

5.09 Limitation of Business Activities of the Company Prior to Closing.  Except for transactions contemplated by this Agreement, the Company will not, without the prior written consent of OHGI, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any securities or membership interests or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

5.10 Consents of Third Parties.  Each of the parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third-party consents, that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

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5.11 No Solicitations.  From and after the date of this Agreement until the later of the Closing, sixty (60) days after the date hereof or termination of this Agreement pursuant to Section 9.01, the Company will not, and will not permit any of its directors, officers, shareholder, or agents acting on its behalf to: (i) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than OHGI, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with the Company, relating to the acquisition, sale or transfer of any of the Company Shares or any material part of the assets of the Company; (ii) offer to issue, sell or transfer any Company Shares or any material part of the assets of the Company to any person other than OHGI; or (iii) disclose financial or other information relating to the Company other than in the ordinary course of business to any person or entity other than OHGI or its agents and representatives, except with the written consent of OHGI. The Company acknowledges and agrees that the legal remedies available to OHGI in the event it violates any of the foregoing covenants would be inadequate and that OHGI shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation. The Company agrees that it will immediately notify OHGI regarding any contact between the Company, any of its directors, officers, stockholders, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

5.12 No Investment without Consent. Prior to the third (3rd) anniversary of the Closing Date, the Company shall not accept any investment from a third party without the consent of OHGI.

5.13 Short Sale. Prior to the third (3rd) anniversary of the Closing Date, the Shareholder shall not, directly or indirectly, enter into a short sale of OHGI Common Stock or enter into any hedging transaction including any borrowing which establishes a net short position.

5.14 Survival. The obligations of OHGI under this Article V shall survive any termination of this Agreement.

5.15  Rule 144. At such time as the Exchange Shares (or any other shares of OHGI stock received by the Shareholder hereunder or pursuant to the Term Sheet previously entered into among the Parties) may be transferred by the Shareholder under Rule 144, at the request of the Shareholder, OHGI shall use commercially reasonable and prompt efforts to assist the Shareholder in facilitating the transfer of such Exchange Shares (or other shares of OHGI received by the Shareholder) under Rule 144, including by promptly delivering to OHGI’s transfer agent written instructions regarding the removal of any legend on the certificates representing such Exchange Shares (or other shares) or stop transfer orders thereon and instructing OHGI’s counsel to provide to the transfer agent any necessary opinions in connection therewith.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF OHGI

The obligations of OHGI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

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6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Company and the Shareholder shall be true and correct in all material respects as of the Closing Date as if made on such date.  The Company and the Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. OHGI shall be furnished with a certificate, signed by a duly authorized executive officer of the Company dated as of the Closing Date, confirming (i) the statements made in the two preceding sentences; and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby.

6.03 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

6.04 Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to Company’s knowledge, threatened against the Company and/or its Shareholder which would prevent the consummation of the transaction contemplated hereby.

6.05 Other Items. OHGI shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as it may reasonably request, including such financial statements for the Company and such information regarding the Company and its operations as OHGI shall deem reasonably necessary for inclusion in the reports to be filed by OHGI with the SEC.

6.06 Schedules and Other Information; Satisfactory Due Diligence.  The Company shall have delivered to OHGI the financial statements of the Company and the Company Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with OHGI’s due diligence investigation of the Company, and there shall have been no disclosure in any financial statements or any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of OHGI differs materially from the information it has received as of the date hereof and which does or may have a materially adverse effect on the value of the business of the Company or on its assets, properties or goodwill.

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ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF

THE COMPANY AND THE SHAREHOLDER

The obligations of the Company and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01  Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by OHGI shall be true and correct in all material respects as of the Closing Date as if made on such date. OHGI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of OHGI, dated the Closing Date, confirming (i) the statements made in the two preceding sentences; and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the OHGI since the date of this Agreement.

7.02  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of OHGI after the Closing Date shall have been obtained, except that the consent of NASDAQ to the issuance of the Additional Shares, the consent of the shareholders of OHGI to the issuance of the Additional Shares and the issuance of the Additional Shares may be obtained or effectuated as otherwise set forth in Section 5.02.

7.04  Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or, to OHGI’s knowledge, threatened against OHGI which would prevent the consummation of the transactions contemplated hereby.

7.05.  Working Capital Loan. OHGI and the Company shall have negotiated and drafted, on terms mutually acceptable, a loan agreement to be executed effective as of and subject to the Closing pursuant to which OHGI shall make available to the Company promptly following the Closing a working capital loan, in the form of a revolving line of credit in an initial amount of $150,000, which loan shall be repaid out of the post-Closing Net Profit of the Company. The Company shall present a detailed use of proceeds regarding the loan and will be eligible to draw against the loan based on items listed in the same and as approved by OHGI, which such approval will not be unreasonably withheld. OHGI hereby agrees to provide to the Company from time to time, on an as needed and pre-approved basis, additional working capital funds whether in the form of loans or otherwise.

7.06  Executive Employment Agreement. The Shareholder shall have entered into an executive employment agreement with the Company on terms satisfactory to the Shareholder and OHGI pursuant to which the Shareholder will serve as the Chief Executive Officer of the Company.

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7.07  Other Items.  The Company and the Shareholder shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

7.08  Schedules and Other Information. OHGI shall have delivered to the Company the OHGI Disclosure Schedules required hereunder, and there shall have been no disclosure in any Schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, which in the reasonable opinion of the Company does or may have a materially adverse effect on the value of the business of OHGI or on its assets, properties or goodwill.

ARTICLE VIII

POST CLOSING COVENANTS

8.01  Cooperation with Financial Statements. The Company shall, at the expense of OHGI, assist OHGI to complete such audit of the Company’s financial statements as are required by the Rules and Regulations of the Exchange Act.

8.02  Board Representation. For so long as the Shareholder owns any Company Shares or equivalents thereof, OHGI shall cause William J. Browning to be elected as a director of the Company Board; it being understood that under all circumstances, OHGI will have the right to designate a majority of the members of the Company Board.

8.04  Restriction on Investment in Company by Third Parties. For a period of three (3) years after the Closing Date, the Company will not accept investment funds from any third party, or issue any of its securities, or permit the transfer or assignment of any of its securities without the express written approval of a designated member of the OHGI Board and the Shareholder.

8.05  Trading Restrictions. No stockholder of the Company, whether in such stockholder’s own capacity or through a representative, agent or affiliate, shall enter into or effect any “short sales” (as that term is defined in Rule 10a-1 of the Exchange Act) of OHGI Common Stock or any hedging transaction, including obtaining a borrowing, which establishes a net short position with respect to OHGI Common Stock.

8.06  Non-interference. Subject to the fiduciary obligations of the OHGI Board, William J. Browning will serve as the Chief Executive Officer of the Company, with sole responsibility and authority for the Company’s obligations for the term of his employment with the Company. Further, subject to the fiduciary obligations of the OHGI Board, neither OHGI nor any of its affiliated entities shall interfere with the operations of the Company.

OHGI will not impose any “corporate overhead” or similar charge on the Company nor shall the Company be charged with those costs resulting from OHGI’s status as a public company.

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8.07  Repayment of Loans that Shareholder Made to the Company. The Company shall repay loans made by the Shareholder to the Company, as itemized in Schedule 1.09, from the net profits of the Company.

8.08  Mutual Shareholder Right of First Refusal as to Control Shares.

(a)  OHGI Grant. OHGI hereby unconditionally and irrevocably grants to the Shareholder a Right of First Refusal to purchase all or any portion of Company Shares that OHGI has purchased from the Shareholder and that OHGI may propose to Transfer (as defined below) (or is required by law or other involuntary transfer). This right of first refusal shall not expire so long as the Shareholder maintains ownership of all of the Additional Company Shares.

(b)  Shareholder Grant. The Shareholder hereby unconditionally and irrevocably grants to OHGI a Right of First Refusal to purchase all or any portion of the Additional Company Shares. This right of first refusal shall expire upon the Shareholder’s exercise of the right of first refusal granted in the immediately preceding clause and the repurchase by the Shareholder of all of the OHGI purchased Company Shares.

(c)  In the event that either OHGI or the Shareholder proposes to Transfer any or all of the Control Shares or the Additional Company Shares, respectively, such party (the “Offering Party”) shall first offer such Company Shares to the other party (the “Other Party”) in accordance with the following provisions:

(i)  Notice and Terms. The Offering Party shall deliver a written notice (an “Offering Notice”) to the Other Party not later than sixty (60) days prior to the proposed date of consummation of the proposed Transfer stating (A) the Offering Party’s bona fide intention to Transfer such Company Shares, (B) the name and address of the proposed transferee, (C) the number of Company Shares to be transferred, and (D) the purchase price for each of the Company Shares and terms of payment for which the Offering Party proposes to Transfer such Company Shares. To exercise a Right of First Refusal under this Section 8.08, within thirty (30) days after receipt of the Offering Notice, the Other Party must deliver a written notice (the “Other Party Notice”) to the Offering Party of the Other Party’s intent to purchase some or all of such Company Shares. The Other Party Notice must indicate the number of Company Shares intended to be acquired. OHGI shall have the right to purchase or obtain such Company Shares from the Shareholder upon the terms of payment and at the price designated in the Offering Notice; however, the Shareholder shall have the right to purchase or obtain such Company Shares upon the terms of payment designated in the Offering Notice, at the lower of the price designated in the Offering Notice and the price at which such Company Shares were first acquired by OHGI from the Shareholder. If the Offering Notice provides for the payment of noncash consideration, the Other party at its option may pay the consideration in cash equal to the Other party’s good faith estimate of the present fair market value of the noncash consideration offered.

(ii)  If the Other Party elects not to purchase or obtain some or all of the Company Shares designated in the Offering Notice, the Offering Party may Transfer any Company Shares referred to in the Offering Notice and not acquired by the Other Party to the proposed transferee.

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(d)  Restrictions on Transfer. Neither OHGI nor the Shareholder may sell or engage in any transaction which has resulted in or will result in a change in the beneficial or record ownership of any of the Company Shares held by such party, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (each, a “Transfer”), except as provided in this Section 8.08, and any such Transfer of Company Shares or attempted Transfer of Company Shares in contravention of this Section 8.08 shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever. Notwithstanding the foregoing transfer restrictions, either party may Transfer Company Shares to any Affiliates or majority owned subsidiary provided that such party gives the other party not less than ten (10) days prior notice of such proposed Transfer and the proposed transferee agrees to be bound by the terms and provisions of this Section 8.08 and to become a party to this Agreement for purposes of Section 8.08 immediately upon receipt of such Company Shares.

(e)  Stock Certificate legend. Each certificate, instrument, or book entry representing Company Shares held by OHGI and the Shareholder or issued to any permitted transferee in connection with a Transfer permitted by Section 8.08(d) hereof shall be notated with the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG ONE HORIZION GROUP, INC. (“OHGI”), WILLIAM J. BROWNING (“BROWNING”) AND Browning Productions & Entertainment, Inc., PROVIDING FOR A RIGHT OF FIRST REFUSAL TO PURCHASE THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM OHGI OR BROWNING.

8.09 NASDAQ Delisting of OHGI Common Stock. In the event that the prior to the disposition by the Shareholder of one-half of the aggregate of the Exchange Shares and the Additional Compensation Shares, OHGI Common Stock is delisted from the NASDAQ and any such delisting is not cured within sixty (60) days following the delisting, the Control Shares shall automatically revert to and become the property of the Shareholder. In such event, (i) OHGI shall promptly cause the Control Shares to be transferred to the Shareholder, and (ii) the Shareholder shall have no obligations to OHGI with respect to the additional Cash Compensation or the Additional Compensation Shares.

ARTICLE IX

TERMINATION

9.01 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of OHGI and the Company;

(b) by OHGI or the Company if the Closing shall not have occurred on or before July 31, 2018 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of the Shareholder);

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(c) by OHGI if: (i) the Company or the Shareholder shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company Parties or the Shareholder contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d) by the Company if: (i) OHGI shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of OHGI contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

9.02 Effect of Termination.  In the event of the termination of this Agreement pursuant to this Article IX, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 9.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.01. Survival. The representations and warranties, set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of twelve (12) months after the Closing Date (“Warranty Period”) and shall thereupon terminate and expire and shall be of no force or effect thereafter, except that (i) the representation and warranty of the Shareholder in Section 3.01 as to the ownership of the Company Shares shall survive for the period equal to the applicable statute of limitations relating to said matter; (ii) with respect to any claim, written notice of which shall have been delivered to OHGI or the Shareholder, as the case may be, in accordance with the indemnification provisions of this Article X and prior to the end of the Warranty Period, such claim shall survive the termination of such Warranty Period for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

10.02. Indemnification by Shareholder. Subject to the provisions of Section 10.05 below, the Shareholder hereby covenants and agrees with OHGI that Shareholder shall indemnify OHGI and its directors, officers, employees and Affiliates (as that term is defined in Rule 405 of the Securities Act), and each of their successors and assigns (individually, an “OHGI Indemnified Party”), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest, if any, imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) (collectively, “Damages”) incurred by any of them resulting from any misrepresentation, breach of any representation or warranty in this Agreement, or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Shareholder made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

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10.03. Indemnification by OHGI. Subject to the provisions of Section 10.05 below, OHGI hereby covenants and agrees with the Shareholder that OHGI shall indemnify the Shareholder (the “Shareholder Indemnified Party)” and hold him harmless from, against and in respect of any and all Damages incurred by the Shareholder Indemnified Party resulting from any misrepresentation, breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by OHGI made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

10.04. Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against an OHGI Indemnified Party or Shareholder Indemnified Party (referred to herein as an “Indemnified Party”), then the Indemnified Party will give prompt written notice of any such claim to the indemnifying party, which notice shall set forth in reasonable detail the nature, basis and amount of such claim (the “Notice of Third Party Claim”). It is a condition precedent to the applicable indemnifying party’s obligation to indemnify the applicable Indemnified Party for such claim that such Indemnified Party timely provide to such indemnifying party the applicable Notice of Third Party Claim, provided that the failure to provide such Notice of Third Party Claim shall only relieve such indemnifying party of its or his obligation to indemnify for such claim only to the extent that such indemnifying party has been prejudiced by such Indemnified Party’s failure to give the Notice of Third Party Claim as required. The indemnifying party receiving such Notice of Third Party Claim may (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) undertake the defense of such claims or actions at its expense with counsel chosen and paid by its giving written notice (the “Election to Defend”) to the Indemnified Party within thirty (30) days after the date the Notice of Third Party Claim is deemed received; provided, however, that the indemnifying party receiving the Notice of Third Party Claim may not settle such claims or actions without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed, except if the sole relief provided is monetary damages to be borne solely by the indemnifying party; and, provided further, if the defendants in any action include both the indemnifying party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the parties, the Indemnified Party shall cooperate in the defense of such claim and shall make available to the indemnifying party pertinent information under its control relating thereto, but the Indemnified Party shall have the right to retain its own counsel and to control its defense and shall be entitled to be reimbursed for all reasonable costs and expenses incurred in such separate defense. In no event will the provisions of this Article reduce or lessen the obligations of the parties under this Article, if prior to the expiration of the foregoing thirty (30) day notice period, the Indemnified Party furnishing the Notice of Third Party Claim responds to a third-party claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty or because of any requirements imposed by law. If the indemnifying party receiving the Notice of Third Party Claim does not duly give the Election to Defend as provided above, then it will be deemed to have irrevocably waived its right to defend or settle such claims, but it will have the right, at its expense, to attend, but not otherwise to participate in, proceedings with such third parties; and if the indemnifying party does duly give the Election to Defend, then the Indemnified Party giving the Notice of Third Party Claim will have the right at its expense, to attend, but not otherwise to participate in, such proceedings. The parties to this Agreement will not be entitled to dispute the amount of any Damages (including reasonable attorney’s fees and expenses) related to such third-party claim resolved as provided above.

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10.05 Limitation on Rights of Indemnification.

(a) No OHGI Indemnified Party shall have the right to indemnification under this Agreement unless and until the aggregate amount of any and all such indemnification claims made by an OHGI Indemnified Party under this Agreement exceeds $50,000 (the “Basket”). If claims asserted by the OHGI Indemnified Parties exceed the Basket, OHGI Indemnified Parties shall be entitled to receive the amount of Damages in excess of the Basket. If OHGI Indemnified Parties are entitled to any further payments in respect of indemnifications claims, they shall be made on a dollar-for-dollar basis subject to any limitations contained herein. The Basket shall not apply to claims relating to the representation and warranty of the Shareholder in Section 2.01 as to the ownership of the Company Shares.

The Shareholder may satisfy any indemnification claims hereunder by delivery of shares of OHGI Common Stock. Such shares shall be valued at the greater of (i) $1.00 US Dollar per share and (ii) the value used to determine the number of shares issued in respect of the Exchange Shares.

(b) The liability of the Shareholder pursuant to this Article X shall not exceed the value of the Exchange Shares received by him as of the date of the delivery of such Exchange Shares to the Shareholder; provided, however, that the provisions of this Section 10.05(b) shall not apply to: (i) breaches of Shareholder’s representations and warranties relating to ownership of Company Shares, and (ii) claims arising out of fraud.

(c) Except in the event of fraud, the remedies provided in Sections 10.02 and 10.03 hereof shall be the sole and exclusive remedies of OHGI Indemnified Parties and Shareholder Indemnified Party from and after the Closing in connection with any breach of representation or warranty or non-performance, partial or total, of any covenant or agreement contained in this Agreement; provided, that, nothing contained herein shall prevent any party from seeking equitable remedies (including specific performance or injunctive relief) in connection therewith.

(d)  Damages payable by Shareholder under this Article X shall not include punitive damages, damages related to mental or emotional distress, lost profits, exemplary damages, consequential damages or damages calculated as a multiple of earnings.

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(e)  Damages otherwise subject to indemnity hereunder will be calculated after application of any received insurance proceeds actually received by OHGI or the Company (net of costs of recovery and the value of any associated increase in premiums).

(f)  In calculating any Damages, there shall be deducted any indemnification, contribution or other similar payment actually recovered by any Buyer Indemnified Party from any third-party directly in connection with such claim, less any costs of receiving such recovery.

ARTICLE XI

MISCELLANEOUS

11.01 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of New York, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in New York, New York. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Southern District Court of the United States located in New York County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

11.02 Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to the Company or the Shareholder:

Browning Productions & Entertainment, Inc.

2821 SW 23rd Terrace, Unit 8

Ft. Lauderdale, Florida 33312

Attn: William J. Browning, Chief Executive Officer

E-mail: wbrowning@browningproductions.com

with a copy (which shall not constitute notice) by electronic mail to:

BEVILACQUA PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, D.C. 20036

Attn: Louis A. Bevilacqua, Esq.

Facsimile: 202-869-0889

Email: lou@bevilacquapllc.com

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If to OHGI:

One Horizon Group, Inc.

Attn: Mark B. White, Chief Executive Officer

E-mail: mark@onehorizoninc.com

with a copy (which shall not constitute notice) by electronic mail to:

One Horizon Group, Inc.

34 South Molton Street

London W1K 5RG, United Kingdom

Attn: Martin Ward, Chief Financial Officer

E-mail: martin.ward@onehorizoninc.com

Mandelbaum Salsburg P.C.

1270 Avenue of the Americas, Suite 1808

New York, NY 10020

Attention: Vincent J. McGill, Esq.

E-mail: vmcgill@lawfirm.ms

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

11.03 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

11.04 Confidentiality. OHGI, on the one hand, the Company and the Shareholder, on the other hand, each agree with the other that the documentation and other information disclosed to them by the other party hereunder to evaluate various the business and affairs of the Company or OHGI, as the case may be, and various aspects of the Exchange and the other transactions contemplated hereby may contain proprietary confidential information and trade secrets, and that the disclosure and unauthorized use of such information could cause irreparable injury. The parties agree that all such information and materials shall be used and disclosed only to the limited extent necessary for the parties hereto (and their professional advisors) to evaluate the Exchange and the other transactions contemplated hereby. All extracts, digests and copies of such documentation and information shall be maintained under strict control by the recipients. Upon termination of the negotiations by the parties, no party (or advisor to such party) shall make any further use of such documentation and information, and all documentation previously obtained (together with all copies, abstracts, digests and analyses thereof) shall be returned to the party providing such information. The Company and the Shareholder recognize that OHGI is a publicly traded company in the United States and agree not to buy OHGI Common Stock or recommend to any other party that it or he or she do so, from the Closing Date until such information has been disclosed to the public.

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11.05 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party prior to the release thereof.

11.06 Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

11.07 Third Party Beneficiaries.  This contract is strictly between OHGI, the Company and the Shareholder, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

11.08 Expenses.  Whether or not the Exchange is consummated, each of OHGI, on the one hand, and the Company, on the other hand, will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

11.09 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

11.10 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

11.11. Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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11.12 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

One Horizon Group, Inc		Browning Productions & Entertainment, Inc.

By:	/s/ Mark White	By:	/s/ William J. Browning
	Mark White, CEO		William J. Browning, CEO

Shareholder:

/s/ William J. Browning
William J. Browning

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Company Disclosure Schedules

Schedule 1.09. Loans made by the Shareholder to the Company and to be repaid by the Company

This amount, which shall be detailed in a revised schedule to be provided prior to Closing, shall not exceed $225,000.

(Remainder of Scheduled information to be provided prior to Closing, as applicable.)

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Shareholder’s Disclosure Schedules

(To be provided prior to Closing, as applicable.)

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